SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 ---------------



Date of Report (Date of earliest event reported) October 22, 1998



                                 AQUAGENIX, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                       0-24490               65-0419263
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 (State or other jurisdiction          (Commission           (IRS Employer
       or incorporation)               File Number)        Identification No.)


           6500 Northwest 15th Avenue, Fort Lauderdale, Florida 33309
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code (954) 975-7771
                                                   --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         Aquagenix, Inc. (the "Company")has determined that, as a result of recent changes in management of the Company and concerns as to shareholder's availability of this information, it is in the best interest of the Company and its shareholders to postpone the 1998 Annual Shareholders Meeting, scheduled for Friday, October 23, 1998. The Company intends to restructure the nominees for the Board of Directors and reschedule the meeting as soon as practicable.

         On October 7, 1998, Jeffrey Katz resigned as a member of the Board of Directors of the Company, and effective October 23, 1998, John P. Hart will voluntarily resign from all offices and as a member of the Board of Directors of the Company. Dean Marotta has been appointed to fill one of the vacancies on the Board of Directors. Mr. Marotta joined the Company in December of 1996 and has been the Company's controller since that time and treasurer and secretary of Aquagenix Land-Water Technologies Inc., the Company's main operating subsidiary.

         The Company has also been notified by the holder of it's $5,000,000 12.50% Senior Secured Notes due October 31, 2003 that the Company is in default thereunder for failing to make the interest payments and certain monthly fees for the months of August and September but the holder will voluntarily forbear on a day to day basis from the exercise of any remedies in respect of the default. The Company has and will continue to actively work with the holder and cooperate in resolving the default, however no assurances can be made that the issues will be resolved.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AQUAGENIX, INC.


                                               By: /s/ Fred Barone
                                                   --------------------------
                                                    Fred Barone
                                                    Chief Financial Officer


DATED:  October 22, 1998



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